UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
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001-33220 (Commission file number)	33-1151291 (I.R.S. Employer Identification No.)

1981 Marcus Avenue
Lake Success, New York 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)
______________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Broadridge Financial Solutions, Inc. (the “Company”) announced that Dan Sheldon, Corporate Vice President, Chief Financial Officer, has taken a temporary medical leave of absence, effective November 27, 2013.  During Mr. Sheldon’s absence, Michael Liberatore will serve as Acting Principal Financial Officer and David Lisa will serve as Acting Principal Accounting Officer.

Michael Liberatore has over nine years of experience with the Company and has served as Chief Operating Officer of our Mutual Fund and Retirement Solutions Group for two years.  Mr. Liberatore also previously served as the Chief Financial Officer of our Investor Communication Solutions business for three years.

David Lisa has over 17 years of operations experience with the Company and has served as the Corporate Controller of the Company since 2007.

Item 9.01.	Financial Statements and Exhibits.

A copy of the press release issued by the Company on December 4, 2013 is furnished as Exhibit 99.1. The copy of the press release furnished pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2013

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/ Adam D. Amsterdam Name: Adam D. Amsterdam Title: Vice President, General Counsel and Secretary

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